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                                                                     Exhibit 3.3

                                STATE of DELAWARE
                       CERTIFICATE of LIMITED PARTNERSHIP


o THE UNDERSIGNED, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do hereby certify as follows:

o FIRST: The name of the limited partnership is

                   ATLAS PIPELINE OPERATING PARTNERSHIP, L.P.
                   ------------------------------------------

o SECOND: The name and address of the Registered Agent is: Andrew Lubin, 49 Bancroft Mills, Unit P15, New Castle County, Wilmington, DE 19806.

o THIRD: The name and mailing address of each general partner is as follows:

         Atlas Pipeline Partners GP, Inc., 1521 Locust Street, 4th Floor, Philadelphia, PA 19102


o IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership of Atlas Pipeline Operating Partnership, L.P. as of November 18, 1999.


                                             ATLAS PIPELINE PARTNERS GP, INC.



                                            By:
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